Exhibit 10.5

DATALINK CORPORATION

Incentive Stock Option Agreement

Under the 2011 Incentive Compensation Plan

Datalink Corporation (the “Company”), pursuant to its 2011 Incentive Compensation Plan (the “Plan”), hereby grants an Option to purchase shares of the Company’s common stock to you, the Optionee named below.  The terms and conditions of the Option Award are set forth in this Agreement, consisting of this cover page and the Option Terms and Conditions on the following pages, and in the Plan document which is attached.

Name of Optionee: **[ ]

No. of Shares Covered: **[ ]	Date of Grant: , 20

Exercise Price Per Share: $**[ ]	Expiration Date: , 20

Vesting and Exercise Schedule:

Portion of Covered Shares as to Which
Dates	Option Becomes Vested and Exercisable

By signing below, you agree to all of the terms and conditions contained in this Agreement and in the Plan document, a copy of which is attached.  You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company’s common stock pursuant to this Option.

OPTIONEE:	DATALINK CORPORATION

By:
Title:

Datalink Corporation

2011 Incentive Compensation Plan

Incentive Stock Option Agreement

Option Terms and Conditions*

1.                                       Incentive Stock Option.  This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code (the “Code”) and will be interpreted accordingly.  To the extent that, for any reason, the Option does not qualify as an incentive stock option under Code Section 422, the Option will be treated as a non-qualified stock option, subject to the tax consequences applicable to such options.

2.                                       Vesting and Exercise Schedule.  This Option will vest and become exercisable as to the number of Shares and on the dates specified in the Vesting and Exercise Schedule on the cover page to this Agreement, so long as your Service to the Company does not end.  The Vesting and Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares that may then be purchased under that Schedule.

In addition, vesting and exercisability of this Option may be accelerated during the term of the Option under the circumstances described in Section 14 of the Plan, and at the discretion of the Committee in accordance with Section 3(b)(2) of the Plan.

3.                                       Expiration.  This Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of:

(a)                                  The expiration date specified on the cover page of this Agreement;

(b)                                 Upon your termination of Service for Cause;

(c)                                  Upon the expiration of any applicable period specified in Section 6(e) of the Plan during which this Option may be exercised after your termination of Service; or

(d)                                 The date (if any) fixed for termination or cancellation of this Option pursuant to Section 14 of the Plan.

4.                                       Service Requirement.  Except as otherwise provided in Section 6(e) or Section 14 of the Plan, this Option may be exercised only while you continue to provide Service to the Company or any Affiliate, and only if you have continuously provided such Service since the Date of Grant.

5.                                       Exercise of Option.  Subject to Section 4, the vested and exercisable portion of this Option may be exercised at any time during the Option term by delivering a written notice of exercise, in the form attached to this Agreement, to the Company at its principal executive office (or to the Company’s designated agent for such purpose), and by providing for payment of the exercise price of the Shares being acquired and any related withholding taxes.  The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option.  If you are not the person exercising the Option, the person submitting the notice also must submit appropriate proof of his/her right to exercise the Option.

*                                         Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

6.                                       Payment of Exercise Price.  When you submit your notice of exercise, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)                                  Cash (including personal check, cashier’s check or money order); or

(b)                                 To the extent permitted by the Committee, by means of a broker-assisted cashless exercise in which you irrevocably instruct your broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise to the Company in payment of the exercise price of such Shares.

7.                                       Tax Consequences.  You hereby acknowledge that if any Shares received pursuant to the exercise of any portion of this Option are sold within two years from the Date of Grant or within one year from the effective date of exercise of this Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by you pursuant to an “incentive stock option” as defined in the Code.  You agree to promptly notify the Company if you sell any Shares received upon the exercise of this Option within the time periods specified in the previous sentence.  The Company shall not be liable to you if this Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.

8.                                       Delivery of Shares.  As soon as practicable after the Company receives the notice and exercise price provided for above, and has determined that all conditions to exercise, including Sections 7 and 9 of this Agreement, have been satisfied, it shall deliver to the person exercising the Option, in the name of such person, the Shares being purchased, as evidenced by issuance of a stock certificate or certificates, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent.  The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith.  All Shares so issued shall be fully paid and nonassessable.

9.                                       Compliance with Laws.  This Option may be exercised only if the issuance of Shares upon such exercise complies with all applicable legal requirements, including compliance with the provisions of applicable federal and state securities laws.

10.                                 Transfer of Option.  During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option.  You may not assign or transfer this Option except for a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan.  The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

11.                                 No Stockholder Rights Before Exercise.  Neither you nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to your designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.  No adjustments shall be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued, electronic delivery of your Shares has been made to your designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Plan.

12.                                 Governing Plan Document.  This Agreement and Option are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

13.                                 Choice of Law.  This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles).

14.                                 Binding Effect.  This Agreement will be binding in all respects on your heirs, representatives, successors and assigns , and on the successors and assigns of the Company.

15.                                 Other Agreements.  You agree that in connection with the exercise of this Option, you will execute such documents as may be necessary to become a party to any stockholder, voting or similar agreements as the Company may require.

16.                                 Notices.  Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided.  Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 8170 Upland Circle, Chanhassen, MN 55317, and all notices or communications by the Company to you may be given to you personally or may be mailed to you at the address indicated in the Company’s records as your most recent mailing address.

By signing the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.

NOTICE OF EXERCISE

Incentive Stock Option

                  , 20

Datalink Corporation

8170 Upland Circle

Chanhassen, MN 55317

Attention:

Ladies and Gentlemen:

I hereby exercise the following option (the “Option”) granted to me under the Datalink Corporation 2011 Incentive Compensation Plan (as amended from time to time, the “Plan”) with respect to the number of shares of common stock of Datalink Corporation (the “Company”) indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which
the Option is Hereby Exercised:

Total Exercise Price:

☐                                    Enclosed with this Notice is a check, cashier’s check or money order in the amount of the Total Exercise Price.

☐                                    Enclosed with this Notice is a copy of my irrevocable instruction to my broker,                                   , to deliver to the Company proceeds of the sale of some or all of the Shares being acquired in an amount equal to the Total Exercise Price.

Please issue the number of Shares with respect to which the Option is being exercised in the manner indicated below:

☐                                    Issue a certificate (the “Certificate”) for the Shares in the name of the person(s) indicated below and deliver the Certificate to the address indicated:

Name(s) in Which to Issue
Certificate:

Address to Which Certificate
Should be Delivered:

Principal Mailing Address for
Holder of the Certificate (if
different from above):

☐                                    Electronic delivery of the Shares to my brokerage account as indicated below:

Name of Brokerage Firm:

My Account Number:

Brokerage Firm DWAC Participant Number:

☐                                    Create a book-entry registration of the Shares in the name of the person(s) indicated below:

Name(s) in Which to Create
Book-Entry Registration:

Mailing Address for Book-
Entry Holders:

Very truly yours,

Signature

Name, please print

Social Security Number